Exhibit 99.1

EMSC News- For Immediate Release

Contact:	Deborah Hileman
(303) 495-1210
Deborah.hileman@emsc.net

Emergency Medical Services Acquires Anesthesia, Emergency Department Providers

Greenwood Village, Colo. (July 6, 2010)—Emergency Medical Services Corporation (NYSE: EMS) (EMSC or The Company) today announced that its EmCare segment has completed its acquisition of Affilion®, an emergency physician staffing and management company based in Tempe, Arizona.    Founded in 2005, Affilion provides emergency department physician staffing and related management services in hospitals in Arizona, New Mexico and Texas. The transaction was completed on June 30, 2010, and Affilion, Inc. has become a wholly-owned subsidiary of EmCare Inc.

The Company also announced that it has completed its acquisition of Fredericksburg Anesthesia Consultants, PLLC (FAC), formerly Anesthesia Consultants of Fredericksburg, L.L.P., a provider of anesthesia services to facilities in south Texas.  Founded in 1995, FAC is the sole anesthesia services provider for Hill County Memorial Hospital System and its eight-county service area.  The transaction was completed on June 30, 2010.  FAC has become a part of AnesthesiaCare, the Company’s anesthesia services business. Combined, the acquisitions are expected to contribute $23 million in annual net revenue.

William A. Sanger, Chairman and CEO, said “We are excited about these additions to our facility-based physician services segment, with two groups of premier physicians who are aligned with our goal of providing quality care and expanded solutions to the hospitals we serve. We expect the acquisition of Affilion to provide opportunities for expansion of our facility-based service lines in Arizona and New Mexico. The FAC acquisition complements our current anesthesia services in Texas, and positions the Company well for additional cross selling opportunities in these markets.”

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About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities.  In 2009, EMSC provided services in 13.0 million patient encounters in more than 2,200 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit www.emsc.net.

About EmCare®

EmCare, Inc. is a leading provider of facility-based physician services for emergency, anesthesiology, radiology/teleradiology and inpatient services departments. Founded in 1972, EmCare has more than 500 exclusive contracts with client hospitals in 40 states. In 2009, EmCare-affiliated clinicians provided services in more than nine million patient encounters. For more information, visit www.emcare.com.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry;  the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.   ###